SECOND AMENDMENT TO LEASE

This Second Amendment to Lease (this "Amendment") is made and entered into as of September 7, 2015, by and between CARSON PORTWALL MANAGEMENT, LLC ("Landlord") and ENGLOBAL U.S., INC. successor-by-merger to ENGLOBAL SYSTEMS, INC. ("Tenant").

RECITALS

A. Landlord and Tenant entered into that certain Standard Commercial Lease dated November 12, 2008, which was amended by the First Amendment to Lease dated December 10, 2008 (collective hereinafter referred to as the "Lease"), under the terms of which Landlord leased to Tenant and Tenant leased from Landlord 225 Portwall, Suite 200, Houston, Texas 77029 (the "Leased Premises"), which are more particularly described in the Lease.

B. Landlord and Tenant wish to amend the Lease as hereinafter set forth.

NOW THEREFORE, the parties mutually agree to amend the Lease as follows:

1. Incorporation of Recitals. The above recitals are incorporated herein and made a part of this Second Amendment to the Lease.

2. Lease Term: The Lease Term is hereby extended by forty-two (42) months. The new Termination Date is November 30, 2019.

3. Base Rent for the Leased Premises: The Base Rent for the Leased Premises commencing as of June 1, 2016, shall be as follows:

June 1, 2016 – May 31, 2017	$33,940 per month
June 1, 2017 – May 31, 2018	$34,618 per month
June 1, 2018 – May 31, 2019	$35,311 per month
June 1, 2019 – November 30, 2019	$36,017 per month

4. Tenant Improvements: Landlord shall replace three (3) personnel doors on the north side of the Leased Premises with doors that are of equal or better quality than the existing personnel doors and install two (2) sidewalks at their sole cost in connection with this Second Amendment.

5. Renewal Option & Early Termination Option: The Renewal Option and Early Termination Option referenced in Sections 15.01 and 15.02 of the Lease, respectively, are null and void and of no further force or effect.

6. Brokerage Fee: Landlord and Tenant each represents and warrants that no brokerage commission, finder's fee or other compensation is due or payable with respect to this Second Amendment except to Jackson Cooksey. Landlord and Tenant each hereby agree to indemnify, defend, and hold the other harmless from and against any losses, damages, costs and expenses (including, but not limited to, attorney's fees and costs) incurred by such party by reason of any breach or inaccuracy of the representations and warranties contained in this Section 6.

7. Guaranty: The reference to "Two Million and no/00 Dollars ($2,000,000.00)" in Exhibit F, Section 1 of the original Lease is hereby deleted and replaced with the following: "One Million Two Hundred Thousand and no/00 Dollars ($1,200,000.00)".

8. Amendment Controlling: Landlord and Tenant hereby acknowledge and reaffirm all their respective rights, duties and obligations under the Lease including this Amendment. In the event of any inconsistencies or conflicts between the terms and provisions of the Lease and the terms and provisions of this Amendment, the terms and provisions of this Amendment shall govern. Except as otherwise expressly provided herein, all defined terms shall have the meanings ascribed to them in the Lease.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed effective as of the day hereinabove written.

TENANT:

ENGLOBAL U.S., INC.
successor-by-merger to
ENGLOBAL SYSTEMS, INC.

By: [signature]
Name: Mark Hess
Title: Chief Financial Officer

LANDLORD:

CARSON PORTWALL MANAGEMENT, LLC

By: [signature]
Daniel G. Zoch, Senior Vice President

By: [signature]
James D. Flynn, President

Guarantor hereby joins in this Amendment to acknowledge execution of this Amendment by Landlord and Tenant and to confirm that the Guaranty of Lease attached as Exhibit "E" to the Lease remains in full force and effect.

ENGLOBAL CORPORATION

By: [signature]
Mark Hess, Chief Financial Officer

ENGlobal
Legal
October 20, 2015
APPROVED
Signed [signature]
Tami Walker